Mannatech Reports Second Quarter End 2021 Financial Results

(FLOWER MOUND, Texas) August 12, 2021 - Mannatech, Incorporated (NASDAQ: MTEX), a global health and wellness company committed to transforming lives to make a better world, today announced financial results for its second quarter of 2021.

Second Quarter End Results

Second quarter net sales for 2021 were $42.5 million, an increase of $4.9 million, or 12.9%, as compared to $37.6 million in the second quarter of 2020. Income from operations increased to $2.0 million for the second quarter of 2021, from $1.1 million in the same period in 2020.

Net income was $2.1 million, or $0.99 per diluted share, for the second quarter of 2021, as compared to net income of $1.1 million, or $0.47 per diluted share, for the second quarter of 2020.

For the three months ended June 30, 2021, overall selling and administrative expenses increased by $0.4 million to $7.6 million, as compared to $7.2 million for the same period in 2020. The increase in selling and administrative expenses consisted of a $0.3 million increase in payroll costs and a $0.1 million increase in distribution and warehouse costs.

For the three months ended June 30, 2021, other operating costs increased by $0.6 million, or 13.6%, to $5.4 million, as compared to $4.8 million for the same period in 2020. The increase in operating costs was primarily due to a $0.2 million increase in consulting fees, a $0.2 million increase in credit card fees, a $0.1 million increase in travel and entertainment costs and a $0.1 million increase in office expenses.

For the three months ended June 30, 2021, provision for taxes was $48,000, or an effective rate of 2.2%. For the three months ended June 30, 2020, provision for taxes was $0.2 million, or an effective rate of 12.3%. The effective tax rate for the three months ended June 30, 2021 and 2020 was determined based on the estimated annual effective income tax rate.

The approximate number of new and continuing independent associate and preferred customer positions held by individuals in Mannatech’s network and associated with purchases of products as of June 30, 2021 and 2020 were approximately 176,000 and 172,000, respectively. Recruitment of new independent associates and preferred customers increased by 13.0% to 21,527 in the second quarter of 2021 as compared to 19,047 in the second quarter of 2020.

Year-to-date Second Quarter Results

For the six months ended June 30, 2021, net sales were $80.8 million, an increase of $6.5 million, or 8.8%, as compared to $74.3 million for the same period in 2020. Income from operations increased to $4.8 million for the six months ended June 30, 2021, from $3.1 million in the same period in 2020.

Net income was $4.3 million, or $2.03 per diluted share, for the six months ended June 30, 2021, as compared to net income of $3.9 million, or $1.62 per diluted share, for the same period in 2020.

Non-GAAP Measures

In addition to results presented in accordance with GAAP, this press release and related tables include certain non-GAAP financial measures, including a presentation of constant dollar measures. We disclose operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, including changes in: Net Sales, Gross Profit, and Income from Operations. We believe that these non-GAAP financial measures provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations. The constant currency figures are financial measures used by management to provide investors an additional perspective on trends. Although we believe the non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered an exclusive alternative to accompanying GAAP financial measures. Please see the accompanying table entitled "Non-GAAP Financial Measures" for a reconciliation of these non-GAAP financial measures.

Safe Harbor statement

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “will,” “should,” “hope,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “approximates,” “predicts,” “projects,” “potential,” and “continues” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, the impact of COVID-19 on Mannatech’s business, the availability and effectiveness of vaccines on a widespread basis, the impact of any mutations of the COVID-19 virus, Mannatech's inability to attract and retain associates and preferred customers, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Individuals interested in Mannatech's products or in exploring its business opportunity can learn more at Mannatech.com

Contact Information:
Donna Giordano
Manager, Executive Office Administration
972-471-6512
ir@mannatech.com
www.mannatech.com

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share information)

ASSETS	June 30, 2021 (unaudited)	December 31, 2020
Cash and cash equivalents	$25,967	$22,207
Restricted cash	944	944
Accounts receivable, net of allowance of $980 and $817 in 2021 and 2020, respectively	231	186
Income tax receivable	302	1,008
Inventories, net	13,492	12,827
Prepaid expenses and other current assets	3,288	2,962
Deferred commissions	2,338	2,343
Total current assets	46,562	42,477
Property and equipment, net	3,512	4,494
Construction in progress	1,117	864
Long-term restricted cash	1,179	4,346
Other assets	10,393	11,977
Long-term deferred tax assets, net	1,091	1,178
Total assets	$63,854	$65,336
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of finance leases	$77	$76
Accounts payable	5,108	4,797
Accrued expenses	8,651	8,691
Commissions and incentives payable	11,657	10,998
Taxes payable	1,906	1,400
Current notes payable	455	553
Deferred revenue	6,080	5,472
Total current liabilities	33,934	31,987
Finance leases, excluding current portion	95	129
Deferred tax liabilities	3	3
Long-term notes payable	—	—
Other long-term liabilities	6,090	7,245
Total liabilities	40,122	39,364

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 2,742,857 shares issued and 1,892,646 shares outstanding as of June 30, 2021 and 2,742,857 shares issued and 2,071,081 shares outstanding as of December 31, 2020	—	—
Additional paid-in capital	33,758	33,795
Retained earnings	5,873	2,213
Accumulated other comprehensive income	3,866	5,150
Treasury stock, at average cost, 850,211 shares as of June 30, 2021 and 671,776 shares as of December 31, 2020	(19,765)	(15,186)
Total shareholders’ equity	23,732	25,972
Total liabilities and shareholders’ equity	$63,854	$65,336

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net sales	$42,504	$37,647	$80,823	$74,252
Cost of sales	10,126	8,708	17,348	15,716
Gross profit	32,378	28,939	63,475	58,536
Operating expenses:
Commissions and incentives	16,898	15,330	32,496	30,219
Selling and administrative expenses	7,571	7,165	14,682	14,020
Depreciation and amortization expense	442	537	952	1,057
Other operating costs	5,449	4,797	10,538	10,118
Total operating expenses	30,360	27,829	58,668	55,414
Income from operations	2,018	1,110	4,807	3,122
Interest income, net	7	13	29	63
Other income (expense), net	152	166	(130)	(42)
Income before income taxes	2,177	1,289	4,706	3,143
Income tax (provision) benefit	(48)	(159)	(383)	775
Net income	$2,129	$1,130	$4,323	$3,918
Earnings per common share:
Basic	$1.03	$0.48	$2.09	$1.65
Diluted	$0.99	$0.47	$2.03	$1.62
Weighted-average common shares outstanding:
Basic	2,060	2,370	2,065	2,380
Diluted	2,139	2,388	2,128	2,402

Non-GAAP Financial Measures (Sales, Gross Profit and Income from Operations in Constant Dollars)

To supplement our financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we disclose operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, including changes in: Net Sales, Gross Profit, and Income from Operations. We refer to these adjusted financial measures as constant dollar items, which are non-GAAP financial measures. We believe these measures provide investors an additional perspective on trends. To exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, we calculate current year results and prior year results at a constant exchange rate, which is the prior year’s rate. Currency impact is determined as the difference between actual growth rates and constant currency growth rates.

The table below reconciles second quarter 2021 constant dollar net sales, gross profit and income from operations to our GAAP net sales, gross profit and income from operations.

	June 30, 2021		June 30, 2020	Constant $ Change
	GAAP Measure: Total $	Non-GAAP Measure: Constant $	GAAP Measure: Total $	Dollar	Percent
Net Sales	$42.5	$40.0	$37.6	$2.4	6.4%
Product	40.4	38.0	37.0	1.0	2.7%
Pack and associate fees	1.9	1.8	0.4	1.4	350.0%
Other	0.2	0.2	0.2	—	—%
Gross profit	32.4	30.5	28.9	1.6	5.5%
Income from operations	2.0	1.6	1.1	0.5	45.5%